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As Filed Pursuant to Rule 424(b)(2)
Registration No. 333-83174

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 26, 2002

200,000,000 Shares

Common Stock

        We are selling 200,000,000 shares of common stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "T." The last reported sale price on June 5, 2002, was $11.65 per share.

        The underwriters have an option to purchase a maximum of 30,000,000 additional shares to cover over-allotments.

        Investing in our common stock involves risks. See "Risk Factors" on page S-11.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to AT&T
Per Share	$11.25	$0.2897	$10.9603
Total	$2,250,000,000	$57,940,000	$2,192,060,000

        Delivery of the shares will be made on or about June 11, 2002.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse First Boston Goldman, Sachs & Co. JPMorgan Salomon Smith Barney

Co-Managers

              Banc of America Securities LLC
                                                                   Merrill Lynch & Co.
                                                                                            Morgan Stanley
                                                                                                                          Ramirez & Co., Inc.

The date of this prospectus supplement is June 5, 2002

        This prospectus supplement and the accompanying prospectus incorporate important business and financial information about AT&T Corp. and its subsidiaries that is not included in or delivered with these documents. This information is available without charge to security holders upon written or oral request. When used in this prospectus supplement and the accompanying prospectus, the terms "AT&T," "we," "our" and "us" refer to AT&T Corp. and its subsidiaries, unless the context requires otherwise.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $5,000,000,000, of which this offering is a part. In this prospectus supplement, we provide you with a general description of the shares of our common stock that we will offer under this prospectus supplement and specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading "Where You Can Find More Information" below before investing in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any reports, statements or other information AT&T files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; Woolworth Building, 13th floor, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. AT&T's SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about AT&T and its financial condition.

        This prospectus supplement supplements a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all of the information included in the registration statement and the exhibits and schedules thereto. You will find additional information about us and our common stock in the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

        We also maintain an Internet site at http://www.att.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part. We incorporate by reference the documents listed below:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002 as amended on Forms 10-K/A filed May 3, 2002 and May 13, 2002, respectively;

  •
  our Current Reports on Form 8-K filed on January 4, 2002, February 5, 2002, February 21, 2002, April 16, 2002, April 25, 2002, May 13, 2002, May 29, 2002 and June 5, 2002;

  •
  the AT&T Annual Meeting proxy statement on Schedule 14A filed on May 14, 2002 (the "proxy"); and

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed on May 15, 2002.

        We also incorporate by reference into this document additional documents that may be filed by AT&T with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document before the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as prospectuses. Any statements contained in a previously filed document incorporated by reference into this document is deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document (or in a subsequently filed document that also is incorporated by reference herein) modifies or supersedes that statement.

        If you are a shareholder of AT&T, AT&T may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's website as described above. Documents incorporated by reference are available from us without charge, excluding exhibits thereto unless we have specifically incorporated by reference such exhibits in this document. Any person, including any beneficial owner, to whom this document is delivered may obtain documents incorporated by reference in, but not delivered with, this document by requesting them in writing or by telephone at the following address:

AT&T Corp.
295 North Maple Avenue
Basking Ridge, New Jersey, 07920
Tel: (800) 257-7865
Attn: Corporate Secretary's Department

SUMMARY

        This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes to the consolidated financial statements, incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read the full text of, and consider carefully the more specific details contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

AT&T Corp.

        AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government agencies. AT&T provides domestic and international long distance, regional and local communications services, cable (broadband) television and Internet communication services.

        On October 25, 2000, AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units: AT&T Business Services, AT&T Consumer Services, AT&T Broadband and AT&T Wireless. On July 9, 2001, AT&T completed the split-off of AT&T Wireless as a separate, independently traded company. On December 19, 2001, AT&T and Comcast Corporation (Comcast) announced an agreement to combine AT&T Broadband with Comcast (which we refer to as the AT&T Comcast transaction, as such transaction has been or may be amended).

        On May 14, 2002, AT&T filed with the SEC the proxy seeking shareholder approval of, among other things, the AT&T Comcast transaction and the AT&T Comcast charter proposal, including the corporate governance provisions contained in the AT&T Comcast charter described in the proxy. Approval of the AT&T Comcast charter proposal, including the corporate governance provisions contained in the AT&T Comcast charter, is a condition to the completion of the AT&T Comcast transaction.

        AT&T shareholders are also being asked to approve an amendment to the AT&T charter to authorize AT&T to create a new class of AT&T common stock, the AT&T Consumer Services Group tracking stock. If the AT&T Consumer Services Group tracking stock proposal is approved, AT&T plans to distribute these shares as a dividend to holders of AT&T common stock at such time as AT&T determines that there is sufficient market receptivity and support for such a distribution. AT&T has not yet determined the timing of the distribution, which may be made within a year of shareholder approval or may be made thereafter, depending on market conditions. Notwithstanding AT&T's current plans, the AT&T Board could decide not to proceed with the proposal, could issue shares representing less than all of the financial performance and economic value of AT&T Consumer Services Group, or could proceed at a time or in a manner different from its current intentions. If AT&T Consumer Services Group tracking stock is issued and if the AT&T Comcast transaction is completed, AT&T common stock will effectively act as a tracking stock for AT&T Business Services Group plus any retained portion of AT&T Consumer Services Group.

        In addition, the proxy also asks shareholders to consider an amendment to AT&T's charter to effect a one-for-five reverse stock split of AT&T common stock at the discretion of the AT&T Board. The purpose of the reverse stock split is to seek to adjust the trading prices of AT&T common stock following the various transactions to effect AT&T's restructuring plan, including the AT&T Comcast transaction.

        The AT&T shareholder meeting is scheduled for July 10, 2002, at which time AT&T shareholders will be asked to vote on the above matters. Purchasers of AT&T common stock pursuant to this offering will not be entitled to vote at this shareholders meeting.

        If the AT&T Comcast transaction is completed, each holder of AT&T common stock will receive, as a result of the merger, a number of shares of either AT&T Comcast Class A or Class C common stock that will depend on, among other things, the number of shares of AT&T common stock outstanding and the value of certain employee stock options and stock appreciation rights. See "AT&T Comcast Transaction." If the AT&T Consumer Services Group tracking stock is approved and issued as currently contemplated, each holder of AT&T common stock would be expected to receive a dividend distribution of AT&T Consumer Group tracking stock in an amount that would be determined by AT&T's Board.

Selected Financial Data of AT&T Corp. and Subsidiaries

        The consolidated income statement data below for the three years ended December 31, 2001, and the consolidated balance sheet data at December 31, 2001 and 2000, were derived from audited consolidated financial statements. The remaining data was derived from AT&T's unaudited consolidated financial statements.

	At or for the Three Months Ended March 31,		At or for the Years Ended December 31,
	2002	2001	2001	2000(1)	1999(2)	1998	1997
	(Unaudited) (Dollars in millions, except per share amounts)
RESULTS OF OPERATIONS AND EARNINGS PER SHARE:
Revenue	$12,023	$13,551	$52,550	$55,533	$54,973	$47,817	$46,910
Operating income	1,389	814	3,754	4,228	11,458	7,632	6,835
(Loss) income from continuing operations before extraordinary gain and cumulative effect of accounting changes(3)	(160)	(1,180)	(6,842)	4,133	3,861	5,052	4,088
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE EXTRAORDINARY GAIN AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES:
AT&T Common Stock Group:
(Loss) income(3)	(160)	(483)	(4,131)	2,645	5,883	5,052	4,088
(Loss) earnings per basic share(3)	(.05)	(0.17)	(1.33)	0.76	1.91	1.89	1.53
(Loss) earnings per diluted share(3)	(.05)	(0.17)	(1.33)	0.75	1.87	1.87	1.53
Dividends declared per share	0.0375	0.0375	0.15	0.6975	0.88	0.88	0.88
Liberty Media Group(4):
(Loss) income(3)	—	(697)	(2,711)	1,488	(2,022)	—	—
(Loss) earnings per basic and diluted share(3)	—	(0.27)	(1.05)	0.58	(0.80)	—	—
ASSETS AND CAPITAL:
Property, plant and equipment, net	$40,829	—	$41,322	$41,269	$33,366	$21,780	$19,177
Total assets—continuing operations	152,807	—	165,282	207,136	146,094	40,134	41,029
Total assets	152,807	—	165,282	234,360	163,457	54,185	55,797
Long-term debt	39,070	—	40,527	33,089	23,214	5,555	7,840
Total debt	44,303	—	53,485	64,927	35,694	6,638	11,895
Mandatorily redeemable preferred securities	1,083	—	2,400	2,380	1,626	—	—
Shareowners' equity	51,265	—	51,680	103,198	78,927	25,522	23,678
Debt ratio(5)	43.6%	—	47.7%	57.2%	54.3%	36.7%	57.2%
Gross capital expenditures	1,352	—	8,388	10,462	11,194	6,871	6,065

(1)
AT&T Common Stock Group continuing operations results exclude Liberty Media Group (LMG). In addition, on June 15, 2000, AT&T completed the acquisition of MediaOne Group, Inc.
(2)
In connection with the March 9, 1999 merger with Tele-Communications, Inc., AT&T issued separate tracking stock for LMG. LMG was accounted for as an equity investment prior to its split-off from AT&T on August 10, 2001.
(3)
Effective January 1, 2002, AT&T adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill and indefinite-lived intangible assets no longer be amortized. Had the standard been in effect for the first quarter of 2001, loss from continuing operations before extraordinary items and cumulative effect of accounting changes would have been $(352) comprised of $(23) for AT&T Common Stock Group and $(329) for Liberty Media Group. On the same basis, AT&T Common Stock Group basic and diluted loss per share would have been $(0.05) and Liberty Media Group basic and diluted loss per share would have been $(0.13) for the first quarter of 2001.
(4)
No dividends have been declared for LMG tracking stocks.
(5)
Debt ratio reflects debt from continuing operations as a percent of total capital (debt plus equity, excluding LMG and AT&T Wireless Group). For purposes of this calculation, equity includes convertible quarterly trust preferred securities as well as redeemable preferred stock of subsidiary.

AT&T Selected Pro Forma Financial Data

        The unaudited pro forma combined condensed financial data set forth below for AT&T give effect to:

  •
  the Liberty Media Group distribution

  •
  the AT&T Broadband Group distribution

        as if such events had been completed on January 1, 1999 for income statement purposes, and at March 31, 2002 and December 31, 2001 for balance sheet purposes. Since Liberty Media Group was split-off from AT&T on August 10, 2001, no balance sheet or first quarter 2002 income statement pro forma adjustments were made for Liberty Media Group. The unaudited selected pro forma financial information does not necessarily represent what AT&T's financial position or results of operations would have been had the AT&T Broadband distribution or the Liberty Media Group distribution occurred on such dates.

SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(Unaudited)
(in Millions, Except Per Share Amounts)

	At or for the Three Months Ended March 31,		At or for the Years Ended December 31,
	2002	2001	2001	2000	1999
INCOME STATEMENT DATA:
Revenue	$9,669	$11,027	$42,665	$47,204	$49,925
Operating income	1,659	2,481	7,937	12,884	12,635
(Loss) income from continuing operations—attributable to AT&T common stock group	(51)	326	(3,475)	3,903	3,450
Weighted average AT&T common shares—basic	3,578	3,845	3,695	3,526	3,115
(Loss) earnings per AT&T common share—basic(1)	(0.01)	0.08	(0.94)	1.11	1.11
Weighted average AT&T common shares—diluted	3,578	3,851	3,695	3,545	3,152
(Loss) earnings per AT&T common share—diluted(1)	(0.01)	0.08	(0.94)	1.10	1.09
Cash dividends declared per AT&T common share	0.0375	0.0375	0.15	0.6975	0.88
BALANCE SHEET DATA:
Total assets	$52,268	—	$62,257	—	—
Long-term debt	21,034	—	24,025	—	—
Total shareowners' equity	9,561	—	9,242	—	—

(1)
Adjusted for the proposed one-for-five reverse stock split of AT&T common stock, (loss) earnings per basic share would have been $(0.07) and $0.42 for the three months ended March 31, 2002 and 2001, respectively, and ($4.70), $5.53 and $5.54 for the years ended December 31, 2001, 2000 and 1999, respectively. (Loss) earnings per diluted share on the same basis would have been $(0.07) and $0.42 for the three months ended March 31, 2002 and 2001, respectively, and ($4.70), $5.50 and $5.47 for the years ended December 31, 2001, 2000 and 1999, respectively.

AT&T Comcast Selected Pro Forma Financial Data

        This information is only a summary and you should read it together with the financial information we included in the proxy.

        The following unaudited pro forma combined condensed financial data set forth below for AT&T Comcast gives effect to the AT&T Comcast transaction, as if such transaction had been completed on January 1, 2001 for income statement purposes and at December 31, 2001 for balance sheet purposes. The unaudited selected pro forma financial data does not necessarily represent what AT&T Comcast's financial position or results of operations would have been had the AT&T Comcast transaction occurred on such dates.

SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
(Unaudited)
(in Millions, Except Per Share Amounts)

At or for the Year Ended December 31,
2001
INCOME STATEMENT DATA:
Revenues	$19,697.3
Operating loss	(3,069.8)
Loss before extraordinary items and cumulative effect of accounting change	(3,026.4)
Weighted average AT&T Comcast common shares outstanding-basic	2,248.4
Loss per AT&T Comcast common share	(1.35)
BALANCE SHEET DATA:
Total assets	$140,774.9
Long-term debt, less current portion	31,528.6
Total stockholders' equity	61,741.8

THE OFFERING

Common shares offered	200,000,000 shares. The common shares are described in the attached prospectus under "Description of Common Stock." Purchasers of AT&T common stock pursuant to this offering will become AT&T shareholders of record upon the consummation of this offering, entitled to receive any distributions to AT&T shareholders. Such distributions may include AT&T Broadband common stock which will become AT&T Comcast common stock and AT&T Consumer Services tracking stock if those transactions are completed.
Common shares to be outstanding after the offering	3,813,896,523 shares.
Use of proceeds	We intend to use the net proceeds to satisfy a portion of the obligations of AT&T to AT&T Canada common stockholders.
New York Stock Exchange symbol	T

         Unless we specifically state otherwise, information in this prospectus supplement about the number of shares of our common stock to be outstanding upon the closing of the offering excludes:

  •
  shares that the underwriter has the option to purchase to cover over-allotments;

  •
  shares reserved for issuance upon the exercise of options or awards granted or available for grant to employees, officers, directors and consultants under AT&T's equity incentive plans; and

  •
  any other transaction for which AT&T common stock is reserved.

RISK FACTORS

        If We Do Not Complete the AT&T Comcast Transaction, AT&T and the Value of the Securities Offered May Be Materially Adversely Affected; The Outcome of our Restructuring Plan will Affect the Securities Investors Will Ultimately Receive

        Investors should consider that the nature and value of the securities they will acquire in this offering may be materially affected by the outcome of our restructuring activities. If the AT&T Comcast transaction is completed, each investor will continue to hold shares of AT&T common stock and will receive a number of shares of AT&T Comcast common stock calculated in accordance with a formula specified in the merger agreement and described in the proxy. If the AT&T Comcast transaction is not completed, each investor will hold only shares of AT&T common stock. The AT&T Comcast transaction is subject to a number of conditions, including without limitation receipt of Internal Revenue Service (IRS) rulings, regulatory approvals, separate shareholder approvals of both the transaction and the AT&T Comcast charter (including the corporate governance provisions of the AT&T Comcast charter described in the proxy), and the consent of the holders of at least 90% in aggregate principal amount of specified indebtedness of AT&T. We cannot assure you that these conditions will be met or that the AT&T Comcast transaction will be completed.

        If the AT&T Comcast transaction is not completed, there could be a material adverse effect on AT&T and the trading price of AT&T common stock. Also, as described in the proxy, one of the anticipated benefits of the AT&T Comcast transaction is the anticipated improvement in AT&T's debt levels. If the AT&T Comcast transaction is not completed, AT&T's credit ratings could be materially adversely affected, which could have a material adverse affect on AT&T and could have a material adverse effect on the trading price of the AT&T common stock.

        In the proxy, AT&T is also seeking approval of the AT&T Consumer Services Group tracking stock proposal. However, the AT&T Board could decide not to proceed with the proposal, could issue shares representing less than all of the financial performance and economic value of AT&T Consumer Services Group, or could proceed at a time or in a manner different from its current intentions.

        The record date for the AT&T Annual Meeting at which the AT&T Comcast transaction, the AT&T Comcast charter proposal, including the governance provisions of the AT&T Comcast charter, the AT&T Consumer Services Group tracking stock and other matters will be considered was May 14, 2002. Accordingly, investors who purchase shares of AT&T common stock in this offering will not be entitled to vote at this Annual Meeting. We cannot assure you that any of these matters will be approved at the AT&T Annual Meeting.

        Investors should take these risks relating to the AT&T Comcast transaction and our restructuring activities into account before participating in this offering. In addition, investors should consider the information set forth on pages I-30 through I-57 of the proxy and pages 39 through 50 of our Annual Report for the year ended December 31, 2001 filed on Form 10-K, as amended. Both of these documents are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus contain and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about AT&T.

        You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this prospectus supplement and the accompanying prospectus.

        We have described other risks, including risks concerning AT&T, under the headings "Risk Factors," "Special Considerations" and elsewhere in the information that we incorporate by reference in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

        The net proceeds we receive from the sale of 200,000,000 shares of our common stock in this offering are estimated to be $2,191,060,000, or $2,519,869,000 if the underwriters exercise their over-allotment option in full, at the public offering price of $11.25 per share after deducting underwriting discounts and commissions and estimated offering expenses of $1,000,000 payable by us.

        We intend to use the net proceeds of this offering to satisfy a portion of the obligations of AT&T to AT&T Canada common stockholders.

PRICE RANGE AND DIVIDENDS FOR AT&T COMMON STOCK

        AT&T common stock is listed on the New York Stock Exchange under the symbol "T." The following table contains, for the periods indicated, the high and low intra-day sale price per share of AT&T common stock as reported on the NYSE composite tape, and the cash dividends declared per share of AT&T common stock:

Calendar Year	High	Low	Cash Dividend Declared Per Share
2000
First Quarter	$47.37	$34.41	$0.22
Second Quarter	45.67	24.27	0.22
Third Quarter	27.33	21.16	0.22
Fourth Quarter	23.30	12.81	0.0375
2001
First Quarter	$19.53	$13.40	$0.0375
Second Quarter	18.07	15.39	0.0375
Third Quarter	21.46	16.50	0.0375
Fourth Quarter	20.00	14.75	0.0375
2002
First Quarter	$19.25	$14.18	$0.0375
Second Quarter (through June 5, 2002)	15.85	11.62

        There were 1,597,113 holders of record of AT&T common stock as of March 31, 2002.

        Stock prices have been restated to reflect the split-off of AT&T Wireless based on the percentage allocation at the time of the split-off.

CAPITALIZATION OF AT&T

        The following table sets forth at March 31, 2002, a) the historical unaudited consolidated cash and capitalization of AT&T; b) the cash and capitalization of AT&T on a pro forma basis to give effect to the spin-off of AT&T Broadband, including the repayment of intercompany debt by AT&T Broadband; and c) the cash and capitalization of AT&T on a pro forma basis as further adjusted to give effect to this offer of common stock.

	At March 31, 2002
	Historical	As Adjusted	As Further Adjusted
	(in millions)
Cash and cash equivalents	$2,343	$2,413	$4,604

Debt maturing within one year (including current maturities of long-term debt)	$5,233	$—	$—
Long-term debt	39,070	21,034	21,034
Common Stock:
AT&T Common Stock ($1 par value) authorized 6,000,000,000 shares; issued and outstanding 3,566,313,758 shares (net of 851,814,745 treasury shares); as adjusted 3,598,313,758 shares; as further adjusted 3,798,313,758 shares(1)	3,566	3,598	3,798
Additional paid-in capital	52,682	14,222	16,213
Accumulated (deficit)	(4,459)	(8,215)	(8,215)
Accumulated other comprehensive (loss)	(524)	(44)	(44)

Total shareowners' equity	51,265	9,561	11,752

Total capitalization	$95,568	$30,595	$32,786

(1)
The number of oustanding shares does not include the common stock issuable upon exercise of outstanding options, warrants and other convertible securities.

DESCRIPTION OF BUSINESS

AT&T Corp.

        AT&T is among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government agencies. AT&T provides domestic and international long distance, regional and local communications services, cable (broadband) television and Internet communication services.

        On October 25, 2000, AT&T announced a restructuring plan designed to fully separate or issue separately tracked stocks intended to reflect the financial performance and economic value of each of AT&T's four major operating units: AT&T Business Services, AT&T Consumer Services, AT&T Broadband Group and AT&T Wireless. On July 9, 2001, AT&T completed the split-off of AT&T Wireless as a separate, independently traded company. On December 19, 2001, AT&T and Comcast Corporation (Comcast) announced an agreement to combine AT&T Broadband with Comcast.

AT&T Business Services Group

Our Business

        AT&T Business Services is one of the nation's largest business services communications providers, offering a variety of global communications services to over 4 million customers, including large domestic and multinational businesses, small and medium-sized businesses and government agencies. AT&T Business Services operates one of the largest telecommunications networks in the United States and, through AT&T's Global Network Services and other investments and affiliates, provides an array of services and customized solutions in 60 countries and 850 cities worldwide.

        AT&T Business Services provides a broad range of communications services and customized solutions, including:

  •
  long distance, international and toll-free voice services;

  •
  local services, including private line, local data and special access services;

  •
  data and IP services for a variety of network standards, including frame relay and ATM;

  •
  managed networking services and outsourcing solutions; and

  •
  wholesale transport services.

Business Strategy

        AT&T Business Services intends to leverage its existing leadership position in communications connectivity and substantial customer base to become a leading provider of value-added managed communications services and outsourcing solutions. The following strategic objectives are critical to this transformation:

        Offer comprehensive enterprise networking solutions to large business customers. AT&T Business Services provides integrated communications services to enterprise customers, bundling an array of communications and data services to create customized end-to-end solutions. AT&T Business Services offers large domestic and U.S.-based multinational corporations solutions comprised of local voice and data, long-distance voice and data, IP, virtual private networks, hosting and managed network services. AT&T Business Services believes it has a well-established reputation for reliability, restoration and overall customer satisfaction, and that this provides it with critical competitive advantages in offering enterprise networking solutions.

        Increase sales of new services.    AT&T Business Services focuses on increasing sales of high-growth communications services, including local voice and data, IP connectivity and managed services. AT&T Business Services is focused on increasing sales on its extensive existing local, long distance and IP networks. With substantial infrastructure already in place, AT&T Business Services believes that future capital expenditures will be focused primarily on meeting specific customer demands for incremental capabilities and capacity. AT&T Business Services believes that increased sales of high-growth services will help increase asset utilization and expand operating margins for these new services.

        Lower operating costs and increase efficiencies.    AT&T Business Services believes it is imperative to maintain a cost leadership position. AT&T Business Services evaluates its operations on an ongoing basis to streamline core processes and reduce costs, focusing on key operational areas including access, network operations, provisioning, billing, customer care and sales. In particular, AT&T focuses on providing its customers direct access to its network to enhance service quality and to reduce AT&T's access charge cost. AT&T Business Services routinely evaluates its performance relative to competitors through benchmarking studies. AT&T Business Services also reviews best-of-class companies across all industries to identify new process improvements and additional cost reduction opportunities.

        Improve asset utilization.    AT&T Business Services plans to continue to improve network asset utilization. AT&T Business Services has invested substantial capital to create an end-to-end network that supports next-generation communication services, such as IP-enabled virtual private networks. AT&T Business Services plans to selectively invest as market demand and asset utilization levels warrant in order to achieve competitive returns on capital.

        Develop and offer new, innovative customer solutions.    AT&T Business Services believes its market and technological leadership positions enable it to develop and offer new advanced communications services and managed service solutions. AT&T Business Services evaluates and launches new products and services on an ongoing basis to accelerate bundling of transport and connectivity services with other communications products, such as managed network services and outsourcing solutions. AT&T Business Services' goal is to develop and integrate new advanced applications in a manner that ensures effortless customer migration; for example, to transition from voice private networks to IP-enabled virtual private networks that support voice as an application. AT&T Business Services believes its leadership in voice services coupled with the technological leadership of AT&T Labs in developing IP and enterprise networking solutions will help attract new enterprise network customers and generate incremental revenue among AT&T's existing enterprise customers while increasing network utilization and improving margins.

AT&T Consumer Services Group

Our Business

        AT&T Consumer Services Group is the leading provider of domestic and international long distance and transaction based services to residential consumers in the United States with approximately 60 million customer relationships. AT&T Consumer Services Group provides interstate and intrastate long distance communications services throughout the continental United States, and provides, or joins in providing with other carriers, communications services to and from Alaska, Hawaii, Puerto Rico and the Virgin Islands and international communications services to and from virtually all nations and territories around the world.

        AT&T Consumer Services Group provides a broad range of communications services to consumers individually and in combination with other services, including:

  •
  inbound and outbound domestic and international long distance;

  •
  transaction-based long distance services, such as operator-assisted calling services and prepaid phone cards;

  •
  local calling offers; and

  •
  dial-up Internet service through AT&T WorldNet Service.

        In addition, AT&T Consumer Services Group offers combined long distance and local services in selected locations and is developing a multi-service platform, the AT&T Worldnet High Speed Service, based upon DSL technology for combined voice, data and other broadband services.

Business Strategy

        AT&T Consumer Services Group's goal is to maintain a leadership position in the long distance market and develop complementary products and services to maximize cash flow. Key strategic elements include:

        Attract and retain high value customers.    AT&T Consumer Services Group focuses on acquiring and maintaining high value long distance customers with targeted offers and solicitations. AT&T Consumer Services Group believes that high value customers use AT&T's services more frequently and are more likely to use multiple service offerings such as local toll, calling card, international plans, AT&T WorldNet Service, local services and the AT&T Worldnet High Speed Service. Through the greater utilization of services, high value customers generate greater margins and hasten recuperation of marketing, sales and provisioning expenses.

        Increase operating efficiencies and reduce operating costs.    AT&T Consumer Services Group seeks to maximize the utilization of its assets and reduce operating costs. In the three year period ended December 31, 2001, aggregate selling, general and administrative expenses have been reduced by over $1 billion and overall costs and expenses have decreased by nearly $6 billion. AT&T Consumer Services Group expects it will continue to reduce operating costs associated with AT&T's infrastructure through implementation of various business initiatives and by co-sourcing, outsourcing or other types of arrangements with third parties.

        Broaden its service lines.    AT&T Consumer Services Group believes it can generate additional revenue by bundling AT&T long distance with other communications services including local services, AT&T WorldNet Services and high-speed data services. By bundling value-added services, AT&T Consumer Services Group believes it will substantially enhance its customers' reliance on its services, improve customer satisfaction and retention levels and increase sales of more profitable services.

        In addition, AT&T Consumer Services Group continues to evaluate new growth businesses that would provide additional services complementary to its current suite of product offerings. AT&T Consumer Services Group believes additional high value product offerings better enable it to attract new customers, migrate existing customers to more profitable product offerings and better satisfy the overall needs of its customers. New product and service offerings are evaluated and implemented in a manner designed to be consistent with AT&T Consumer Services Group's overall goal of maximizing cash flow.

        Leverage the AT&T brand to attract new customers.    AT&T Consumer Services Group believes that the AT&T brand is very influential in consumers' purchasing decisions and positively impacts consumer awareness of, and confidence in, AT&T Consumer Services Group's products and services, as well as providing for an enhanced ability to cross-sell consumer services with other AT&T services. In addition, AT&T Consumer Services Group believes that its efforts to bundle products and services will help to further strengthen the AT&T brand by providing consumers with exposure to a broader range of AT&T Consumer Services Group's services and an improved overall consumer experience.

        Enhance customer satisfaction and loyalty.    AT&T Consumer Services Group believes that achieving a high level of customer satisfaction is critical to successfully acquiring new customers and increasing retention of its existing customer base. AT&T Consumer Services Group has historically strived to maintain a high level of customer satisfaction through a portfolio of loyalty programs such as its spot loyalty bonus program, its Continental Airlines rewards program and its UPromise college education savings plan. AT&T Consumer Services Group will continue to focus on improving the customer care experience through various service enhancement initiatives including the introduction of convenience features such as e-payment of bills as well as increasing its portfolio of loyalty plans.

AT&T Broadband Group

Our Business

        AT&T Broadband Group is one of the nation's largest broadband communications businesses based on customers served as of December 31, 2001, providing cable television, high-speed cable Internet services and telephone services. AT&T Broadband Group's business consists primarily of the combined assets and business of TCI, acquired by AT&T on March 9, 1999, and MediaOne, acquired by AT&T on June 15, 2000. As of December 31, 2001, AT&T Broadband Group owned and operated cable systems in 13 of the 20 largest Designated Marketing Areas, which represented 82% of AT&T Broadband Group's total subscribers. AT&T Broadband Group's wholly owned and consolidated broadband networks passed approximately 24.6 million homes and served approximately 13.56 million video customers as of December 31, 2001. AT&T Broadband Group continues to upgrade its systems, 76% of which were upgraded to a capacity equal to or greater than 550 MHz and 77% of which were two-way capable as of December 31, 2001.

        AT&T Broadband Group's broadband networks enable it to deliver a suite of advanced entertainment, information and communications services, including its digital cable, high-speed cable Internet and broadband telephone services. As of December 31, 2001, AT&T Broadband Group provided a variety of advanced services, including:

  •
  digital cable, with over 3.47 million digital cable subscribers or 25.6% of AT&T Broadband Group's basic subscribers;

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  high-speed cable Internet service, with approximately 1.51 million high-speed cable Internet service subscribers or 10.1% of marketable homes; and

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  broadband telephone service, with approximately 1.01 million local telephone subscribers or 14.8% of marketable homes.

        In addition to fees from residential customers for the services AT&T Broadband Group offers, AT&T Broadband Group also derives revenues from the sale of advertising time on satellite-delivered program services, such as ESPN, MTV and CNN, and on local cable channels, as well as the payment of license and/or launch fees by certain program services.

        As of December 31, 2001:

  •
  AT&T Broadband Group had 13.56 million basic subscribers, 94% of whom were concentrated in AT&T Broadband Group's 20 largest markets;

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  40% of AT&T Broadband Group's subscribers were located in its three largest markets: Boston, San Francisco and Chicago; and

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  10.67 million, or 78.7% of AT&T Broadband's subscribers, were in markets where AT&T Broadband Group had more than 500,000 customers.

        In addition to AT&T Broadband Group's wholly owned and consolidated cable systems, AT&T Broadband Group also owns a number of investments in companies, joint ventures and partnerships, the most significant of which are:

  •
  Time Warner Entertainment, which owns and operates the business of Warner Bros., Inc. and HBO and cable systems serving approximately 11 million subscribers, and manages cable systems owned by AOL Time Warner serving approximately 1.8 million subscribers;

  •
  Insight Midwest, which owns and operates cable systems that serve approximately 1.2 million subscribers in Indiana, Kentucky, Illinois, Georgia and Ohio; and

  •
  Texas Cable Partners, which owns and operates cable systems that serve approximately 1.1 million subscribers in Texas.

Business Strategy

        AT&T Broadband Group's strategy is to utilize the technological capabilities of its broadband cable systems to be a full-service provider of entertainment, information and communications services in the markets it serves. To implement this strategy, AT&T Broadband Group continues to upgrade its cable systems to allow it to deliver more information and entertainment services and to provide for two-way communications capability. Continuing the upgrade of its cable systems is expected to enhance AT&T Broadband Group's ability to increase penetration of advanced services, including digital cable, high-speed cable Internet service and all-distance telephone service. Providing quality customer service also is a key element of AT&T Broadband Group's strategy. Throughout its operations, AT&T Broadband Group focuses on achieving reliable customer service with financial results comparable to the overall cable industry.

Recent Developments

        AT&T made an offer to certain active and former employees, as well as active and former non-employee directors, to relinquish certain deferred compensation benefits in exchange for a single payment to be made in shares of AT&T common stock with a value equal to 90% of the present value of such individual's future benefits. As a result of this offer, on May 16, 2002, AT&T issued approximately 14 million shares of AT&T common stock. AT&T will additionally be required to issue AT&T common stock with a value of approximately $17 million in order to complete the offer. Virtually all shares issued in connection with this offer are or will be freely tradeable. Sales of a substantial number of these shares over a short period could have an adverse impact on the price of AT&T common stock.

        On April 26, 2002, AT&T effected the redemption of all shares of Class A Senior Cumulative Exchangeable Preferred Stock (the "preferred shares") of our subsidiary, TCI Pacific Communications, Inc. by issuing approximately 132,000 shares of AT&T common stock to holders of the preferred shares. On or prior to April 26, 2002, we had also issued approximately 52.2 million shares of AT&T common stock to effect the exchange of the balance of the preferred shares.

        On May 22, 2002, Charles H. Noski, Vice Chairman and Chief Financial Officer of AT&T, advised the AT&T Board that he intended to resign from his position after the completion of the AT&T Comcast transaction. No successor has been named.

        On May 29, 2002, Moody's Investors Service ("Moody's") lowered its ratings of long-term debt issued or guaranteed by AT&T to Baa2 from A3. Moody's also confirmed AT&T's short-term rating as Prime-2. Moody's ratings outlook for AT&T remains negative but AT&T is not currently on review for any additional downgrade by Moody's. On June 3, 2002, Fitch Ratings also downgraded AT&T's long-term debt rating to BBB+ from A-, with the rating remaining on Rating Watch Negative pending completion of the AT&T Comcast transaction. AT&T's long-term debt ratings remain BBB+

and on CreditWatch with negative implications by Standard & Poor's Ratings Group ("Standard & Poor's"). Further ratings actions could occur at any time.

        Any downgrade by either Standard & Poor's or Moody's increases, by one-quarter of one percent (0.25%) for each ratings notch downgrade by either agency, the interest rates paid by AT&T on approximately $10.1 billion of long-term debt, which would increase AT&T's interest costs by approximately $25 million per year for each such ratings notch downgrade by either rating agency. As a result, the Moody's downgrade referred to above will increase by one-half of one percent (0.50%) the interest rates paid by AT&T on approximately $10.1 billion of long-term debt, which will increase AT&T's interest costs by approximately $50 million per year. Any ratings downgrade by Standard & Poor's would also increase such interest costs by one-quarter of one percent (0.25%) for each ratings notch downgrade.

        In addition to the increased interest costs on the $10.1 billion of long-term debt referred to above, AT&T could incur increased costs in the replacement or renewal of its credit facility and refinancings of approximately $5 billion of debt through March 31, 2003. Assuming current market conditions and assumptions regarding the type of financing available, the additional annualized cost increases could approximate $100 million, although it is not possible to predict the actual amount of any such interest cost increase as a result of a rating notch downgrade. Additional ratings downgrades could result in greater interest rate increases for each notch downgrade. In addition, interest expense could be higher in subsequent periods than it otherwise would have been as additional maturing debt is replaced by debt with higher interest rate spreads due to the lower credit ratings. Also, in addition to interest rates, differences in credit ratings affect the amounts of indebtedness, types of financing structures and debt markets that may be available to AT&T.

        As a result of the Moody's downgrade, AT&T will seek to replace or renegotiate all or a portion of its $8 billion 364-day term bank facility that expires in December 2002, since the facility (under which no amounts are currently drawn) currently provides among other things that AT&T could not consummate the AT&T Comcast transaction unless after giving effect thereto AT&T's long-term debt would be rated at least Baa1 by Moody's. In this regard, AT&T is currently in discussions with respect to a substitute facility with a group that includes affiliates of certain members of the underwriting syndicate for this offering, although there are no assurances with respect to the success of such negotiations.

        Also, AT&T is a party to an approximately $200 million lease that contains a provision comparable to that set forth in the 364-day term bank facility. As a result, AT&T will be required to either renegotiate the terms of that lease or repay the lessor thereunder.

AT&T Comcast Transaction

The Transaction

        On December 19, 2001, AT&T and Comcast Corporation (Comcast) announced an agreement to combine AT&T Broadband with Comcast. Subject to the terms and conditions of the agreement, AT&T will spin-off AT&T Broadband and immediately thereafter merge it with a wholly owned subsidiary of a new company called AT&T Comcast Corporation (AT&T Comcast). Simultaneously, Comcast will also merge with a wholly owned subsidiary of AT&T Comcast.

        If the merger is completed, the precise number of shares of AT&T Comcast common stock that each holder of AT&T common stock will receive as a result of the AT&T Comcast transaction will be calculated pursuant to a formula specified in the merger agreement and will depend upon the number of shares of AT&T common stock outstanding and the value of the employee stock options and stock appreciation rights held by current AT&T Broadband employees and former AT&T and AT&T Broadband employees, in each case at the time the AT&T Comcast transaction is completed, and the number of shares, if any of AT&T common stock held by Comcast immediately prior to the record date for the AT&T Broadband spin-off. On May 21, 2002 Comcast sold approximately 42 million shares of AT&T common stock. Additional sales by Comcast of AT&T common stock may adversely affect AT&T common stock share prices. See "Future Sales of Shares of AT&T Common Stock and AT&T Comcast Common Stock May Adversely Affect Trading Prices" on page I-36 of the proxy. As of the date of this prospectus supplement Comcast owns approximately 41.5 million shares of AT&T common stock.

        If the exchange ratio were determined as of the date of this prospectus supplement, without giving effect to any of the offerings contemplated hereby, the exchange ratio would have been approximately 0.35, assuming none of the remaining shares of AT&T common stock held by Comcast are sold, or approximately 0.34, assuming all of the remaining shares of AT&T common stock held by Comcast are sold. If we sell 200,000,000 shares pursuant to this offering and 30,000,000 additional shares are sold pursuant to the underwriters' over-allotment option, then, calculated as of the date of this prospectus supplement, the exchange ratio would have been approximately 0.32, assuming none of the remaining shares of AT&T common stock held by Comcast are sold, or approximately 0.32 assuming all of the remaining shares of AT&T common stock held by Comcast are sold. These calculations assume that AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described below.

        Upon completion of the AT&T Comcast transaction, assuming the Microsoft transaction described in the proxy is completed and AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described below under "—Potential Additional Payments," AT&T shareholders will own approximately 54.8% of AT&T Comcast's economic interest and, if the Preferred Structure described below under "—Capital Structure—Preferred Structure" is implemented, approximately 60.6% of AT&T Comcast's voting power, or, if the Alternative Structure described below under "—Capital Structure—Alternative Structure" is implemented, 56.6% of AT&T Comcast's voting power, each calculated as of the date of the merger agreement. If the Preferred Structure is adopted AT&T shareholders will receive AT&T Comcast Class A common stock, and if the Alternative Structure is adopted AT&T shareholders will receive AT&T Comcast Class C common stock.

        As described further in the proxy, the AT&T Comcast transaction is subject to a number of risks and conditions to its completion, including without limitation receipt of IRS rulings, regulatory approvals, shareholder approvals of the transaction and a separate shareholder approval of the AT&T Comcast charter (including the corporate governance provisions of the AT&T Comcast charter described in the proxy) and the consent of the holders of at least 90% in aggregate principal amount of specified indebtedness of AT&T.

Capital Structure

        AT&T Comcast will have one of two capital structures upon completion of the AT&T Comcast transaction, the Preferred Structure or the Alternative Structure. These capital structures are described in the following paragraphs.

  Preferred Structure

        If holders of Comcast Class A common stock, voting as a single class, approve the preferred structure proposal, AT&T Comcast's capital structure upon completion of the AT&T Comcast transaction will be as follows:

  •
  Class B common stock—each share will have 15 votes and all shares in the aggregate will have 33 1/3% of the voting power of AT&T Comcast stock;

  •
  Class A common stock—each share will have a number of votes determined pursuant to a formula and all shares in the aggregate will initially have 66 2/3% of the voting power of AT&T Comcast stock; and

  •
  Class A Special common stock—will be non-voting.

        The 33 1/3% aggregate voting power of AT&T Comcast Class B common stock will not be diluted by additional issuances of any other class of AT&T Comcast stock and will be reduced only in limited circumstances. For a more complete description of the voting rights of the various classes of AT&T Comcast stock that will be outstanding upon completion of the AT&T Comcast transaction if the Preferred Structure is implemented, see "Certain Legal Information—Description of AT&T Comcast Capital Stock" in the proxy.

  Alternative Structure

        If holders of Comcast Class A common stock, voting as a single class, do not approve the preferred structure proposal, AT&T Comcast's capital structure upon completion of the AT&T Comcast transaction will be as follows:

  •
  Class B common stock—each share will have 15 votes and all shares in the aggregate will have 33 1/3% of the voting power of AT&T Comcast stock;

  •
  Class A common stock—each share will have 1 vote and all shares in the aggregate will have approximately 5.14% of the voting power of AT&T Comcast stock;

  •
  Class A Special common stock—will be non-voting; and

  •
  Class C common stock—each share will have a number of votes determined pursuant to a formula and all shares in the aggregate will initially have approximately 61 53/100% of the voting power of AT&T Comcast stock.

        The 33 1/3% aggregate voting power of AT&T Comcast Class B common stock and approximately 5.14% aggregate voting power of AT&T Comcast Class A common stock will not be diluted by additional issuances of any other class of AT&T Comcast stock and will be reduced only in limited circumstances. For a more complete description of the voting rights of the various classes of AT&T Comcast stock that will be outstanding upon completion of the AT&T Comcast transaction if the Alternative Structure is implemented, see "Certain Legal Information—Description of AT&T Comcast Capital Stock" in the proxy.

What AT&T Shareholders Will Receive in the AT&T Comcast Transaction

        The precise number of shares of AT&T Comcast common stock that each holder of AT&T common stock will receive in the AT&T Comcast transaction will depend upon the number of shares of AT&T common stock outstanding and the value of the employee stock options and stock appreciation rights held by current AT&T Broadband employees and former AT&T and AT&T Broadband employees, in each case at the time the AT&T Comcast transaction is completed, and the number of shares, if any, of AT&T common stock held by Comcast immediately prior to the record date for the AT&T Broadband spin-off.

        Assuming AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described below, AT&T shareholders will receive with respect to each of their shares of AT&T common stock:

  •
  if the Preferred Structure is implemented, a fraction of a share of AT&T Comcast Class A common stock equal to the exchange ratio. See "AT&T Comcast Transaction—The Transaction" above for a discussion of the calculation of the exchange ratio; or

  •
  if the Alternative Structure is implemented, a fraction of a share of AT&T Comcast Class C common stock equal to the exchange ratio. See "AT&T Comcast Transaction—The Transaction" above for a discussion of the calculation of the exchange ratio.

        Upon completion of the AT&T Comcast transaction, assuming the Microsoft transaction described in the proxy is completed and AT&T Comcast is not required to make any of the additional payments of AT&T Comcast common stock described below, AT&T shareholders will own approximately:

  •
  54.8% of AT&T Comcast's economic interest; and

  •
  if the Preferred Structure is implemented, 60.6% of AT&T Comcast's voting power or, if the Alternative Structure is implemented, 56.6% of AT&T Comcast's voting power.

        AT&T Comcast will not issue any fractional shares in the AT&T Comcast transaction. AT&T shareholders will receive a check in the amount of the net proceeds from the sale of their fractional shares in the market.

        AT&T Consumer Services Group tracking stock will not entitle holders thereof to receive any shares of AT&T Comcast common stock.

Potential Additional Payments

        Subject to the limitations described in the next paragraph, AT&T Comcast may be required to issue additional shares of AT&T Comcast common stock to AT&T securityholders who receive shares in connection with the AT&T Comcast transaction:

  •
  if prior to the completion of the AT&T Comcast transaction Standard & Poor's does not commit to include the class of AT&T Comcast common stock that the AT&T shareholders receive in the AT&T Comcast transaction in the Standard & Poor's 500 Index; and

  •
  the average trading price for that class of AT&T Comcast common stock during 10 trading days randomly selected from a specified post-closing pricing period is less than the average trading price for the AT&T Comcast Class A Special common stock on the same trading days.

        The post-closing pricing period from which the 10 days will be selected will be a 20-trading day period that commences no later than 45 days after the closing date of the AT&T Comcast transaction.

        However, the obligation of AT&T Comcast to issue additional shares of AT&T Comcast common stock as described in the preceding paragraph will be subject to the following limitations:

  •
  AT&T Comcast will not be obligated to compensate AT&T securityholders who receive shares in connection with the AT&T Comcast transaction to the extent the price differential exceeds 3%;

  •
  the number of shares that would otherwise be issued will be reduced by the number of shares, if any, issued as described in the next paragraph; and

  •
  if the class of AT&T Comcast common stock to be issued to AT&T shareholders in connection with the AT&T Comcast transaction is included in the Standard & Poor's 500 Index prior to the close of the pricing period referred to in the preceding paragraph, no additional shares will be issued.

        AT&T Comcast may also be required to issue additional shares of AT&T Comcast common stock to AT&T securityholders who receive shares in connection with the AT&T Comcast transaction to ensure that they receive shares of AT&T Comcast common stock with a value in excess of 50% of the value of all shares of AT&T Comcast common stock issued in connection with the AT&T Comcast transaction. Unless AT&T receives a ruling from the Internal Revenue Service that permits AT&T and Comcast to use the valuation methodology described in the second preceding paragraph, the value of the shares of AT&T Comcast common stock will be determined as of the closing date of the AT&T

Comcast transaction. It is not expected that any additional shares will be issued as a result of the requirement described in this paragraph.

        Any additional payments of AT&T Comcast common stock that are owed will be made promptly after the amount of such payment can be determined.

        The potential additional payments described in this subsection are sometimes referred to in this document as "additional payments."

Governance Structure of AT&T Comcast

        Pursuant to the terms of the merger agreement, upon completion of the AT&T Comcast transaction:

  •
  the AT&T Comcast Board will initially be comprised of twelve individuals, five of whom will be then existing Comcast directors designated by Comcast, five of whom will be then existing AT&T directors designated by AT&T, and two of whom will be independent persons jointly designated by Comcast and AT&T. Except for the pre-approved designees identified under "Description of Governance Arrangements Following the AT&T Comcast Transaction—AT&T Comcast Board of Directors" in the proxy, the director designees will be mutually agreed upon by Comcast and AT&T;

  •
  the term of the AT&T Comcast Board will not expire until the 2004 annual meeting of AT&T Comcast shareholders. Since AT&T Comcast shareholders will not have the right to call special meetings of shareholders or act by written consent and AT&T Comcast directors will be able to be removed only for cause, AT&T Comcast shareholders will not be able to replace the initial AT&T Comcast Board members prior to that meeting. After the 2004 annual meeting of AT&T Comcast shareholders, AT&T Comcast directors will be elected annually. Even then, however, it will be difficult for an AT&T Comcast shareholder, other than Sural LLC or a successor entity controlled by Brian L. Roberts, to elect a slate of directors of its own choosing to the AT&T Comcast Board. Brian L. Roberts, through his control of Sural LLC or a successor entity, will hold a 33 1/3% nondilutable voting interest in AT&T Comcast stock;

  •
  C. Michael Armstrong, Chairman of the Board and Chief Executive Officer of AT&T, will serve as the Chairman of the Board of AT&T Comcast. C. Michael Armstrong will serve as Chairman of the Board until the 2005 annual meeting of AT&T Comcast shareholders, but he will serve as nonexecutive Chairman of the Board after April 1, 2004 and until the 2005 annual meeting of AT&T Comcast shareholders. Removal of the Chairman of the Board will require the approval of at least 75% of the entire AT&T Comcast Board until the earlier of the date that neither C. Michael Armstrong nor Brian L. Roberts is Chairman of the Board and the sixth anniversary of the 2004 annual meeting of shareholders;

  •
  Brian L. Roberts, President of Comcast, will serve as CEO and President of AT&T Comcast. Removal of the CEO requires the vote of at least 75% of the entire AT&T Comcast Board until the earlier of the date when Brian L. Roberts is not the CEO and the sixth anniversary of the 2004 annual meeting of shareholders;

  •
  the initial senior officers of AT&T Comcast will be designated by Brian L. Roberts in consultation with C. Michael Armstrong;

  •
  Sural LLC will hold shares of AT&T Comcast Class B common stock constituting 33 1/3% of the combined voting power of AT&T Comcast common stock. Brian L. Roberts has sole voting power over membership interests representing a majority of the voting power of all Sural LLC equity; and

  •
  AT&T Comcast will adopt a shareholder rights plan that will prevent any holder of AT&T Comcast stock, other than any holder of AT&T Comcast Class B common stock or any of such holder's affiliates, from acquiring AT&T Comcast stock representing more than 10% of AT&T Comcast's voting power without the approval of the AT&T Comcast Board.

Conversion of AT&T Common Stock Held by Comcast

        Pursuant to the merger agreement, prior to the AT&T Broadband spin-off, shares of AT&T common stock held by Comcast (approximately 41.5 million shares as of the date of this prospectus supplement) will be exchanged on a one-for-one basis into a newly created series of AT&T exchangeable preferred stock. The AT&T exchangeable preferred stock will be mandatorily exchangeable after the closing of the Comcast merger into shares of AT&T common stock utilizing a conversion formula. The conversion formula will provide Comcast with an interest in AT&T that is equal in value to the interest Comcast held in AT&T prior to the Comcast merger, subject to a maximum share issuance of 10% of the outstanding shares of AT&T common stock. The conversion formula is computed as the combination of average post closing AT&T Comcast Class A common stock and AT&T common stock trading values divided by average AT&T common stock trading values utilizing ten randomly selected trading days after the closing of the Comcast merger.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF COMMON STOCK

        The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our common stock by a "non-U.S. holder". A "non-U.S. holder" is a person or entity that, for U.S. federal income tax purposes, is:

  •
  a non-resident alien individual,

  •
  a foreign corporation,

  •
  a foreign partnership, or

  •
  a foreign estate or trust.

        This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances or to non-U.S. holders subject to special rules (such as dealers in securities, banks, insurance companies, tax-exempt organizations and U.S. expatriates). This section also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

        Dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to claim the benefit of an applicable income tax treaty (and to avoid backup withholding as discussed below), a non-U.S. holder will be required to satisfy applicable certification and other requirements (generally, by furnishing the payor with a valid Internal Revenue Service Form W-8BEN).

        The withholding tax does not apply to dividends that are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if an income tax treaty applies, are attributable to a permanent establishment of the non-U.S. holder within the United States if the non-U.S. holder files certain forms (including Internal Revenue Service Form W-8ECI) with the payor of the dividend. Instead, such dividends will be subject to regular U.S. income tax on a net income basis as if the non-U.S. holder were a U.S. resident. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional "branch profits tax" imposed at a rate of 30% or a reduced rate specified by an applicable income tax treaty.

Gain on Disposition of Common Stock

        A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

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  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if an income tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder within the United States (in which case the branch profits tax discussed above may also apply if the non-U.S. holder is a corporation),

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  the non-U.S. holder is an individual who holds the shares of AT&T common stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other tests are met, or

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  we are or have been a U.S. real property holding corporation for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter. If we were or were to become a U.S. real property holding company at any time during this period, generally gain realized upon a disposition of shares of our common stock by a non-U.S. holder that did not directly or indirectly own more than 5% of our common stock during this period would not be subject to U.S. federal income tax, provided that our common stock is regularly traded on an established securities market. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

Information Reporting Requirements and Backup Withholding

        We must report annually to the IRS the amount of dividends paid to you and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of this information may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or similar agreement.

        You will be subject to U.S. backup withholding at a rate specified in the Code on dividends paid by us and, under certain circumstances, payment of proceeds from the sale or disposition of our shares of common stock, unless you comply with applicable certification procedures. The certification procedures required to claim a reduced rate of withholding under an applicable tax treaty will satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        Backup withholding is not an additional tax. Any amounts withheld from a non-U.S. holder under the backup withholding rules can be refunded or credited against the non-U.S. holder's United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service in a timely manner.

Federal Estate Tax

        Shares of our common stock that are owned or treated as owned by an individual who is not a citizen or resident (as defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated June 5, 2002, we have agreed to sell to the underwriters named below (for whom Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. are acting as representatives) all of the shares of common stock offered under this prospectus supplement.

        The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the over-allotment option described below.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 30,000,000 additional shares at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

        The underwriters propose to offer the shares of common stock offered under this prospectus supplement initially at the public offering price on the cover page of this prospectus supplement and to selling group members, at that price less a selling concession of $0.1739 per share. The underwriters may allow a discount of $0.10 per share on sales to other broker/dealers. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.

        The following table details the number of shares that we have agreed to sell each of the underwriters and the number of shares that each underwriter has agreed to purchase from us, as set forth opposite their names below:

Underwriter	Number of Shares
Credit Suisse First Boston Corporation	45,000,000
Goldman, Sachs & Co.	45,000,000
J.P. Morgan Securities Inc.	45,000,000
Salomon Smith Barney Inc.	45,000,000
Banc of America Securities LLC	6,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,000,000
Morgan Stanley & Co. Incorporated	6,000,000
Samuel A. Ramirez & Company, Inc.	2,000,000

Total	200,000,000

        The following table shows the per share and total public offering price, underwriting discount to be paid by us to the underwriters and proceeds before expenses to us. The information is presented assuming either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share	Without Option	With Option
Public offering price	$11.25	$2,250,000,000	$2,587,500,000
Underwriting discount	0.2897	57,940,000	66,631,000
Proceeds, before expenses, to us	10.9603	2,192,060,000	2,520,869,000

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission, a registration statement under the Securities Act relating to any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of the underwriters named above for a period of 90 days after the date of this prospectus. Exceptions to the foregoing permit us to issue shares as contemplated by the AT&T Comcast transaction and the other transactions contemplated thereby; shares issued pursuant to the exercise of employee stock options outstanding on the date hereof; shares issued pursuant to our dividend reinvestment plan and the issuance of shares required upon conversion of currently outstanding convertible securities or exercise of currently outstanding warrants.

        Certain of our senior officers have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, without, in each case, the prior written consent of the underwriters named above for a period of 90 days after the date of this prospectus.

        We have agreed to indemnify the underwriters against certain liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make with respect to such liabilities.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by either exercising their over-allotment option and/or purchasing shares in the open market.

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  Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

        Because an affiliate of a member of the National Association of Securities Dealers, Inc. ("NASD") participating in the distribution of this offering may be considered to receive, directly or indirectly, more than 10% of the net offering proceeds, the offering is being conducted in accordance with the requirements of Rule 2710(c)(8) of the NASD Conduct Rules.

        The underwriters and their affiliates have performed investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. Affiliates of certain of the underwriters may participate in a lending facility for us currently in negotiation (see "Description of Business—Recent Developments"). In addition, Sanford I. Weill, Chairman of Citigroup, Inc, an affiliate of Salomon Smith Barney Inc., serves on the board of AT&T.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of the common stock in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the common stock.

Representations of Purchasers

        By purchasing common stock in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

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  the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws;

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  where required by law, that the purchaser is purchasing as principal and not as agent; and

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  the purchaser has reviewed the text above under Resale Restrictions.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, a purchaser who purchases a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the shares, for rescission against us in the event that this prospectus contains a misrepresentation. A purchaser will be deemed to have relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the shares. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the shares. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the shares were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the shares as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Robert S. Feit, Chief Counsel-Corporate and Financial Matters of AT&T, and Wachtell, Lipton, Rosen & Katz will pass upon the validity of the securities offered under this prospectus supplement and certain other legal matters. Davis Polk & Wardwell will pass upon certain legal matters relating to the offering for the underwriters.

EXPERTS

        The audited consolidated financial statements of AT&T Corp. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus supplement, have been audited by PricewaterhouseCoopers LLP, independent accountants, whose report thereon is incorporated by reference herein, and insofar as they relate to Liberty Media Group as of December 31, 2000 and 1999, and for the two years in the period ended December 31, 2000, by KPMG LLP, independent certified public accountants. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

        The consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty or Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period) which appear as an exhibit to the Annual Report on Form 10-K/A of AT&T Corp., have been incorporated by reference herein in reliance upon the report, dated March 8, 2002, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The KPMG LLP report states that Liberty Media Corporation changed its method of accounting for derivative instruments and hedging activities in 2001.

        In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different basis than that for the periods before the acquisition and, therefore, is not comparable.

        The consolidated financial statements of AT&T Canada Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A of AT&T Corp. for the year ended December 31, 2001, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Concert, B.V., incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K/A of AT&T Corp. for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

        $5,000,000,000

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Units

        We may offer any combination of the securities described in this prospectus in different series from time to time in amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus. The aggregate initial offering price of the securities that we may issue under this prospectus will not exceed $5,000,000,000.

        We urge you to read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision. This prospectus may not be used to make sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities, or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

        Our common stock is listed for trading on the New York Stock Exchange, Inc. under the symbol "T." Unless we state otherwise in a prospectus supplement, we will not list any other of these securities on any securities exchange. On February 25, 2002, the last reported sale price of our common stock on the New York Stock Exchange was $15.50. Prospective purchasers of common stock are urged to obtain current information as to the market prices of the common stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        Our principal office is located at 32 Avenue of the Americas, New York, New York 10013. Our telephone number is (212) 387-5400. Our website can be found at www.att.com. Information on this website is not incorporated by reference in this prospectus.

The date of this prospectus is February 26, 2002.

i

        We may not sell these securities or accept any offer to buy these securities until we deliver this prospectus and an accompanying prospectus supplement in final form. We are not using this prospectus and any accompanying prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offer contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by AT&T Corp. or any underwriters. This prospectus and any accompanying prospectus supplement do not constitute any offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings also are available to the public from commercial documents retrieval services and at the Internet site maintained by the SEC at www.sec.gov.

        The SEC allows us to "incorporate by reference" information in this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

AT&T SEC Filings (File No. 1-1105)	Period
Annual Report on Form 10-K	Year ended December 31, 2000, filed on April 2, 2001 (as amended April 17, 2001)
Quarterly Reports on Form 10-Q
Quarter ended March 31, 2001, filed on May 15, 2001 (as amended July 3, 2001 and August 10, 2001), quarter ended June 30, 2001, filed on August 14, 2001 and quarter ended September 30, 2001, filed on November 13, 2001
Current Reports on Form 8-K
Filed on February 16, 2001, March 1, 2001, March 28, 2001, March 29, 2001 (as amended April 11, 2001), April 19, 2001, April 27, 2001, May 22, 2001, June 19, 2001, July 19, 2001, July 24, 2001, September 24, 2001, October 23, 2001, December 21, 2001, January 4, 2002, February 5, 2002 and February 21, 2002
Proxy Statements	Filed on March 30, 2001, May 11, 2001 (as amended July 3, 2001) and February 11, 2002

        We also incorporate by reference additional documents that may be filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 from the date of this prospectus prior to the termination of the offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us, the SEC or the SEC's Internet world wide web site as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this document is delivered may obtain documents incorporated by reference in this prospectus by requesting them in writing, or by telephone, from us at the following address:

AT&T Corp.
32 Avenue of the Americas
New York, New York 10013-2412
Tel: (212) 387-5400
Attn: Office of the Corporate Secretary

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated February 26, 2002. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and the documents incorporated herein by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended. The words "estimate," "project," "intend," "expect," "believe," "plan" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and throughout the other documents incorporated herein by reference, including, but not limited to, our 2000 Annual Report on Form 10-K, our Current Report on Form 8-K dated September 24, 2001 and any other amendments to the annual report, and our Proxy Statement dated February 11, 2002.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

        These forward-looking statements, including, without limitation, those relating to our restructuring plan, proposed merger transaction for our broadband business, financial condition, businesses and strategies, future business prospects, revenues, working capital, liquidity, capital needs, network build out, interest costs and income, and other matters, in each case, relating to us and our groups and subsidiaries, wherever they occur in this prospectus and the documents incorporated herein by reference, are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the documents incorporated herein by reference. Various factors could cause actual results to differ materially from estimates or projections contained in the forward-looking statements including, without limitation:

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  the risk factors described in the documents incorporated herein by reference,

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  changes in our businesses, operations, results and prospects, including those due to our restructuring plan, our proposed merger transaction for our broadband business and other events,

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  the effects of new business strategies, including the operations of new systems and technologies,

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  the prospects of operations of our main business units operating as separate entities as opposed to a part of an integrated telecommunications provider following completion of our restructuring plan, our proposed merger transaction with Comcast Corporation for our broadband business and other transactions,

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  the actions and effects of existing and new competitors in the markets in which our groups compete,

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  the impact of oversupply of capacity resulting from excessive deployment of network capacity,

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  the ongoing global and domestic trend towards consolidation in the telecommunications industry, which trend may have the effect of making the competitors larger and better financed and afford these competitors with extensive resources and greater geographic reach, allowing them to compete more effectively,

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  the availability and cost of capital and the consequences of increased leverage,

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  the successful execution of plans to dispose of non-strategic assets as part of an overall corporate deleveraging plan,

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  the impact of any unusual items resulting from ongoing evaluations of the business strategies of our groups,

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  the requirements imposed on our groups or latitude allowed to competitors by the Federal Communications Commission or state regulatory commissions under the Telecommunications Act of 1996 or other applicable laws and regulations,

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  the results of litigation filed or which may be filed against us,

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  the possibility of one or more of the markets in which our groups compete being impacted by changes in political, economic or other factors, such as monetary policy, legal and regulatory changes or other external factors over which we have no control, and

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  events related to our investments and joint ventures.

        Except for our ongoing obligations to disclose material information under U.S. federal securities laws, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Moreover, in the future, we, through our senior management team, may make forward-looking statements about the matters described in this document or other matters concerning us and our groups and subsidiaries.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $5,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        The information in this prospectus speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

        References in this prospectus to the terms "we" or "us" or other similar terms mean AT&T Corp., unless we state otherwise or the context indicates otherwise.

ABOUT AT&T CORP.

        AT&T Corp. was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).

        We are among the world's communications leaders, providing voice, data and video communications services to large and small businesses, consumers and government entities. We and our subsidiaries furnish domestic and international long distance, regional and local communications services, cable (broadband) television and Internet communications.

RECENT DEVELOPMENTS

        On December 19, 2001, AT&T and AT&T Broadband Corp., a wholly owned subsidiary of AT&T, entered into a Separation and Distribution Agreement providing, subject to the terms and conditions thereof, that AT&T would separate its broadband business from its other businesses, transfer its broadband business to AT&T Broadband and distribute shares of common stock of AT&T Broadband to shareholders of AT&T. Also, on that day, AT&T, AT&T Broadband and Comcast Corporation entered into a Merger Agreement pursuant to which, subject to the terms and conditions thereof, AT&T Broadband would combine with Comcast and shareholders of AT&T Broadband would receive shares of the combined entity in exchange for their shares of AT&T Broadband. For additional information about these transactions, see "Where You Can Find More Information."

        AT&T also announced that it intends to proceed with other aspects of its previously announced restructuring, including the creation of a tracking stock for its consumer services unit, which is expected, subject to shareholder approval and other conditions, to be distributed to AT&T shareholders later this year.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds of any securities sold for general corporate purposes, which may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratios of earnings to fixed charges for the periods indicated below were as follows:

Year Ended December 31,										Nine Months Ended September 30,
1996		1997		1998		1999		2000		2001
12.4	x	11.7	x	14.9	x	5.0	x	2.9	x	*

        * AT&T's loss for the nine months ended September 30, 2001, was inadequate to cover fixed charges, dividend requirements on preferred stock and interest on trust preferred securities in the amount of $6.2 billion.

        This ratio shows the coverage of earnings from continuing operations before income taxes to fixed charges, which consist primarily of interest and debt expense.

        For the purpose of calculating the ratio of earnings to fixed charges, we calculate earnings by adding fixed charges excluding capitalized interest to income from continuing operations before income taxes, and by adding AT&T's share of net equity investment losses, net of distributions in less-than-fifty-percent-owned affiliates. By fixed charges we mean total interest, including capitalized interest, dividend requirements on preferred stock and interest on trust preferred securities and a portion of rentals, which we believe is representative of the interest factor of our rental expense.

DESCRIPTION OF SECURITIES

        This prospectus contains a summary of the debt securities, preferred stock, common stock, depositary shares, warrants and units that we may offer. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

        Any of the securities described herein and in a prospectus supplement may be issued separately or as part of a unit consisting of two or more securities, which may or may not be separable from one another.

DESCRIPTION OF DEBT SECURITIES

        The debt securities are to be issued under an indenture, dated as of September 7, 1990, between us and The Bank of New York, as Trustee, as amended by the First Supplemental Indenture, dated as of October 30, 1992, between AT&T and the Trustee (we refer to this indenture, as amended, including the provisions becoming a part thereof, or superseding provisions thereof, pursuant to the Trust Indenture Reform Act of 1990 (P.L. 10 1-550), as the "indenture"). A copy of the indenture is filed as an exhibit to this prospectus.

        This prospectus briefly outlines the main indenture provisions. The indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you.

        In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

General

        The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  The total principal amount of the debt securities

  •
  The percentage of the principal amount at which the debt securities will be issued

  •
  The date or dates on which principal will be payable and whether the debt securities will be payable on demand on any date

  •
  The interest rate or rates and the method for calculating the interest rate

  •
  The interest payment dates

  •
  Optional or mandatory redemption terms

  •
  The terms, if any, upon which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of us or of any other issuer or obligor and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions

  •
  Authorized denominations

  •
  The currency in which the debt securities will be denominated

  •
  Whether the principal of and any premium or interest is payable in a different currency than the currency in which the debt securities are denominated, including a currency other than U.S. dollars

  •
  The manner in which any payments of principal of and any premium or interest will be calculated, if the payment will be based on an index or formula

  •
  Whether the debt securities are to be issued as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders or in uncertificated form

  •
  Whether the debt securities will be issued as registered securities or as bearer securities

  •
  Information describing any book-entry features

  •
  Whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts

  •
  Any other terms

        We may issue debt securities of any series as registered securities or bearer securities or both. In addition, we may issue uncertificated securities. Unless we state otherwise in a prospectus supplement, we will not offer, sell or deliver any bearer debt securities, including any bearer securities issued in temporary or permanent global form, to any United States person. By United States person we mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any of its political subdivisions, or an estate or trust whose income is subject to United States federal income taxation regardless of its source.

Payment and Transfer

        Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register. We will pay interest on bearer securities when you present and surrender the interest coupon for that interest payment at the office of our paying agent located outside the United States.

        Bearer securities and coupons are transferable by delivery. Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement.

        You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. A prospectus supplement will describe the procedures for exchanging bearer debt securities, if applicable. Registered debt securities can never be exchanged for bearer debt securities.

        Neither AT&T nor the Trustee will impose any service charge for any transfer or exchange of a debt security, however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

        Unless we indicate otherwise in a prospectus supplement, we will issue debt securities only in denominations of $25,000 and integral multiples of $1,000 over $25,000. If we issue debt securities in a foreign currency, we will specify the authorized denominations in the prospectus supplement.

        If we issue original issue discount debt securities, we will describe the special United States federal income tax and other considerations of a purchase of original issue discount debt securities in the prospectus supplement. Original issue discount debt securities are securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance.

Temporary Global Securities

        If so specified in the relevant prospectus supplement, all or any portion of the debt securities of a series that are issuable as bearer securities initially will be represented by one or more temporary global securities, without interest coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, S.A. ("Clearstream") for credit to the respective accounts of the beneficial owners of such debt securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary global security and described in the relevant prospectus supplement, the interest in such temporary global security will be exchangeable for definitive debt securities in bearer form, registered form, or permanent global form, or any combination thereof, as specified in the relevant prospectus supplement.

        The prospectus supplement will set forth the procedures for payment of interest in respect of any portion of a temporary global security payable on an Interest Payment Date (as defined in the prospectus supplement) occurring prior to the issuance of definitive debt securities.

Permanent Global Securities

        If any debt securities of a series are issuable in either bearer or registered permanent global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global security may exchange their interests for debt securities of such series and of like tenor and principal amount in any authorized form and denomination. A person having a beneficial interest in a permanent global security, except with respect to payment of principal of, premium, if any, and any interest on the permanent global security, will be treated as a holder of the principal amount of outstanding debt securities represented by the permanent global security. This amount shall be specified in a written statement of the holder of the permanent global security, or in the case of a permanent global security in bearer form, of Euroclear or Clearstream, which is produced to the Trustee by such person. Principal of, premium, if any, and any interest on a permanent global security will be payable in the manner described in the relevant prospectus supplement.

Covenants

        We have agreed to some restrictions on our activities for the benefit of holders of the debt securities. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities are outstanding. The prospectus supplement may contain different covenants. We have provided a Glossary at the end of this prospectus to define the capitalized words used in describing the covenants. In the covenants, all references to us mean AT&T Corp. only.

        Limitation on Secured Indebtedness.    We have agreed in our indenture dated as of September 7, 1990 that we will not, and we will not permit any of our Restricted Subsidiaries to, create, assume, incur or guarantee any Secured Indebtedness unless we secure these debt securities to the same extent as such Secured Indebtedness. However, we may incur Secured Indebtedness without securing these debt securities if, immediately after incurring the Secured Indebtedness, the aggregate amount of all Secured Indebtedness and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions would not exceed 10% of Consolidated Net Tangible Assets. The aggregate amount of all Secured Indebtedness in the preceding sentence excludes Secured Indebtedness which is secured to the same extent as these debt securities and Secured Indebtedness that is being repaid concurrently. (Section 4.03).

        Limitation on Sale and Leaseback Transactions.    We have agreed that we will not, and we will not permit any of our Restricted Subsidiaries to, enter into any lease longer than three years, excluding leases of newly acquired, improved or constructed property, covering any Principal Property of AT&T or any Restricted Subsidiary that is sold to any other person in connection with such lease, unless either immediately thereafter, the sum of

  •
  the discounted present value of all net rentals payable under all such leases entered into after April 1, 1986 (except for any lease entered into by a Restricted Subsidiary before it became a Restricted Subsidiary) and

  •
  the aggregate amount of all Secured Indebtedness, excluding Secured Indebtedness which is secured to the same extent as these debt securities does not exceed 10% of Consolidated Net Tangible Assets, or an amount equal to the greater of

  •
  the net proceeds to AT&T or a Restricted Subsidiary from such sale and

  •
  the discounted present value of all net rentals payable thereunder,

is used within 180 days to retire long-term debt of AT&T or a Restricted Subsidiary. However, debt which is subordinate to these debt securities or which is owed to AT&T or a Restricted Subsidiary may not be retired. (Section 4.04)

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other corporation or convey or transfer substantially all of our properties and assets to any person, unless

  •
  that person is authorized to acquire and operate our property and

  •
  the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform. (Section 5.01)

Modification of the Indenture

        Under the indenture, our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Sections 9.01 & 9.02.)

Events of Default

        When we use the term Event of Default in the indenture, here are some examples of what we mean.

        Unless otherwise specified in a prospectus supplement, an Event of Default with respect to a series of debt securities occurs if:

  •
  we fail to pay the principal or any premium on any debt security when due

  •
  we fail to pay interest when due on any debt security for 90 days

  •
  we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it from the Trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series or

  •
  we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company for the benefit of our creditors.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. For the Events of Default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

        A default under our other indebtedness will not be a default under the indenture, and a default under one series of debt securities under the indenture will not necessarily be a default under another series.

        The Trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an Event of Default described above or would be an Event of Default but for the giving of notice or the passage of time. (Section 7.05)

        If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may require us to repay immediately:

  •
  the entire principal of the debt securities of such series or

  •
  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.01)

        The holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind this accelerated payment requirement or waive any past default or Event of Default or allow us to not comply with any provision of the indenture. However, among other things, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities of such series. (Sections 6.01 and 6.06)

        Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. (Section 7.01) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of debt securities. (Section 6.06)

        We are not required to provide the Trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

  •
  we will be discharged from our obligations with respect to the debt securities of such series or

  •
  we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.

        We must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. We must also deliver a ruling to such effect received from or published by the United States Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

        The Trustee has loaned money to us and provided other services to us in the past and may do so in the future as a part of its regular business.

Conversion and Exchange

        We will summarize in a related prospectus supplement the terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or preferred stock, property or cash, or a combination of any of the foregoing. These terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which case the number of our shares of common stock or preferred stock to be received by the holders of the debt securities would be calculated according to the factors and at the time summarized in the related prospectus supplement. The prospectus supplement will also summarize the material federal income tax consequences applicable to the convertible or exchangeable debt securities.

DESCRIPTION OF PREFERRED STOCK

Authorized Preferred Stock

        Our restated certificate of incorporation authorizes us to issue 100,000,000 shares of preferred stock, par value $1.00 per share. Of these 100,000,000 authorized preferred shares, our restated certificate of incorporation specifically provides for 2,000,000 authorized preferred shares to constitute a series designated as Subsidiary Exchangeable Preferred Stock, or the Subsidiary Preferred Stock. The specific terms of Subsidiary Preferred Stock are described below under "Description of Subsidiary Preferred Stock".

        We may issue shares of preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Under our restated certificate of incorporation, we cannot pay dividends (other than dividends payable in common shares) on our common shares unless full cumulative dividends on all outstanding shares of preferred stock for all past dividend periods and for the current dividend period have been paid or declared and set apart for payment.

        Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

  •
  the number of shares to be included in the series, and the designation of the series;
  •
  the dividend rate for the series and the date or dates from which dividends shall be cumulative;
  •
  the times when, the prices at which, and all other terms and conditions upon which shares of the series may be redeemable;
  •
  the amounts payable to holders upon our liquidation, dissolution or winding up, which may vary based on the date of such event and whether such event was voluntary or involuntary, except that the maximum aggregate amount all outstanding shares of preferred stock may receive upon involuntary liquidation, dissolution or winding up cannot exceed $8,000,000,000;
  •
  any purchase, retirement or sinking fund provisions for the purchase or redemption of the series or for other corporate purposes, and the operation of this fund;
  •
  whether the series is convertible or exchangeable and, if so, the price or prices of conversion or exchange, and the method, if any, of adjusting this price;
  •
  restrictions, if any, on the payment of dividends or making of other distributions on, and upon the purchase or acquisition of, common shares;
  •
  restrictions, if any, upon the creation of indebtedness and upon the issuance of additional shares ranking on a parity with or prior to the shares of such series;
  •
  the voting rights, if any, of such series in addition to the voting rights provided in our restated certificate of incorporation; and
  •
  any other rights, preferences and limitations relating to the series.

        The ability of our board of directors to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

        The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of United

States Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

        The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the specific features in the categories set forth above under "—Authorized Preferred Stock" for the series of preferred stock to which it relates.

Rank

        Our preferred stock will have priority over our common stock with respect to dividends and distribution of assets. All shares of preferred stock of all series will rank equally and be identical in all respects, except for those variations in rights, preferences and limitations permitted by our restated certificate of incorporation. We describe these permitted areas of variation above under "—Authorized Preferred Stock". All shares of any particular series will rank equally, except that shares of one series issued at different times may vary with respect to the date from which dividends shall be cumulative.

Dividends

        Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock will be cumulative from the date or dates fixed with respect to that series.

Redemption

        The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the prospectus supplement.

Convertibility and Exchangeability

        The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Liquidation

        Subject to the provisions of our restated certificate of incorporation, including limits on the aggregate amount of distributions on preferred stock, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement, including all accumulated and unpaid dividends up to the date of final distribution. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference. The maximum aggregate amount all outstanding shares of preferred stock are entitled to receive upon involuntary liquidation, dissolution or winding up will not exceed $8,000,000,000. Our restated certificate of incorporation specifies that the voluntary transfer of all or substantially of the assets of our company or consolidation or merger of our company with or into one or more other corporations will not constitute a liquidation, dissolution or winding up of our company.

Voting Rights

        Whenever there is preferred stock outstanding, we may not

  •
  without the approval of the holders of at least 66 2/3% of the outstanding shares of preferred stock, authorize any shares ranking prior to the preferred stock or amend our restated certificate of incorporation to adversely affect the shares of preferred stock; or
  •
  without the approval of the holders of at least 66 2/3% of the outstanding shares of any series of preferred stock, change any of the provisions applicable to that series to adversely affect the shares of such series; or
  •
  without the approval of the holders of at least a majority of the outstanding shares of preferred stock, increase the authorized number of shares of preferred stock or of any other class of stock ranking on parity with the preferred stock.

        Also, at any time or time when dividends payable on shares of preferred stock are in default in an aggregate amount equal to six full quarterly dividends, the number of members of our board of directors will automatically increase by two, and the holders of preferred stock will have the right to elect these two new directors until all accumulated dividends through the latest dividend payment date have been paid in full or declared and set apart for payment.

Preemptive Rights

        No holder of shares of preferred stock of any series will have any preemptive rights to purchase any other shares of the corporation or shares convertible into shares of the corporation.

Transfer Agent

        The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

Description of Subsidiary Preferred Stock

        The Subsidiary Preferred Stock has the rights and is subject to the terms and conditions discussed below. As of the date of this prospectus, 759,792 shares of the Subsidiary Preferred Stock are held by our subsidiaries.

Rank

        The Subsidiary Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our preferred stock, and senior to our common stock.

Dividends

        Holders of shares of Subsidiary Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the Quarterly Dividend Payment Date, which is the first day of March, June, September and December in each year, in an amount per share (rounded to the nearest cent) equal to the greater of

  •
  $1, or
  •
  subject to the adjustments described below under "—Adjustments", 1000 times the aggregate per share amount of cash and 1000 times the aggregate per share amount of all non-cash dividends or other distributions declared on our common stock since the last quarterly dividend payment date.

        In lieu of any dividends payable in shares of our common stock or payable as a result of a subdivision of the outstanding shares of common stock (by reclassification or otherwise), the adjustments described below under "—Adjustments" will be made. Accrued but unpaid dividends on shares of Subsidiary Preferred Stock will not bear interest.

Certain Restrictions

        We are subject to certain restrictions in the event that quarterly dividends or other dividends or distributions payable on the Subsidiary Preferred Stock are in arrears (which does not include any failure to make any payment as a result of a waiver by the holders thereof). In this case, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Subsidiary Preferred Stock outstanding have been paid in full, we cannot declare or pay dividends, or make any other distributions:

  •
  on any shares of stock ranking junior (either as to dividends or upon liquidation) to the Subsidiary Preferred Stock; or
  •
  on any shares of stock ranking on a parity (either as to dividends or upon liquidation) with the Subsidiary Preferred Stock, except dividends paid ratably on the Subsidiary Preferred Stock and all parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of these shares are then entitled.

        When dividends or distributions on Subsidiary Preferred Stock are in arrears, we and any our subsidiaries also may not:

  •
  acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation) to the Subsidiary Preferred Stock. However, we may at any time acquire shares of any junior stock in exchange for shares of any of our stock ranking junior (either as to dividends or upon liquidation) to the Subsidiary Preferred Stock; or
  •
  acquire for consideration any shares of Subsidiary Preferred Stock, or any shares of stock ranking on a parity with it, except in accordance with a purchase offer made in writing or by publication to all holders of these shares.

Redemption

        Our board of directors may redeem shares of Subsidiary Preferred Stock at any time at a ratio of 1000 shares of our common stock per each share of Subsidiary Preferred Stock, subject to the adjustments described below under "—Adjustments".

Liquidation

        Subject to (a) the provisions of our restated certificate of incorporation, including limits on the aggregate amount of distributions on preferred stock, and (b) the specific limit described in the last sentence of this section, upon any voluntary or involuntary liquidation, dissolution or winding up of our company, holders of shares of Subsidiary Preferred Stock have the following rights:

  •
  no distribution will be made on any securities ranking junior to the Subsidiary Preferred Stock, including our common stock, until the holders of shares of Subsidiary Preferred Stock have received $1000 per share, plus an amount equal to all accumulated and unpaid dividends up to the date of final distribution; and
  •
  subject to the adjustments described below under "Adjustments", each share of Subsidiary Preferred Stock will be entitled to receive an amount equal to 1000 times the aggregate amount to be distributed on each share of our common stock.

        If the liquidation amounts payable to the Subsidiary Preferred Stock and any other securities ranking on a parity as to dividend or liquidation rights are not paid in full, the holders of the Subsidiary Preferred Stock and all parity stock will share ratably in proportion to the full liquidation preferences of each security. The maximum aggregate amount all outstanding shares of Subsidiary Preferred Stock are entitled to receive (before any distributions are made on stock ranking junior to it) upon involuntary liquidation, dissolution or winding up shall not exceed $500,000,000.

Consolidation, Merger, etc.

        In the event our company is involved in a transaction in which shares of our common stock are exchanged for other stock, cash and/or other property, then in each case at the same time each share of Subsidiary Preferred Stock shall be exchanged for an amount equal to 1000 times the aggregate amount of consideration into which each share of our common stock is exchanged. This amount for which each share of Subsidiary Preferred Stock would be exchanged is subject to the adjustments described below under "—Adjustments".

Voting Rights

        Subject to the adjustments described below under "—Adjustments", each share of Subsidiary Preferred Stock entitles its holder to 1000 votes on any matter submitted to a vote of our shareholders. Except as required by law or by the certificate of designations creating the Subsidiary Preferred Stock or any other preferred or similar stock, the holders of Subsidiary Preferred Stock vote together as a single class with all other holders of our capital stock having general voting rights. Our restated certificate of incorporation may not be amended in any way that would materially alter the rights and preferences of the Subsidiary Preferred Stock in a manner adverse to these shares except with the affirmative vote of at least two-thirds of the outstanding shares of Subsidiary Preferred Stock, voting together as a single class. Other than the special consent rights described in the preceding sentence, holders of Subsidiary Preferred Stock have no special voting rights or consent rights with respect to any corporate action except as required by law.

Adjustments

        The dividend and voting rights of the Subsidiary Preferred Stock and the rights of the Subsidiary Preferred Stock in the event of a liquidation, dissolution or winding up of our company or a consolidation or merger involving our company are subject to the adjustments described in this section. In the event we at any time declare or pay any dividend on our common stock payable in shares of common stock, or effect a subdivision or combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise than by payment of a dividend in shares of common stock) into a greater or lesser number of shares of common stock, then in each case certain rights of the Subsidiary Preferred Stock are subject to the following adjustments. The rights are adjusted by multiplying

  •
  in the case of the rights described above in the second bullet under "—Dividends", the quarterly dividend amount payable on each share of Subsidiary Preferred Stock,
  •
  in the case of the rights described above under "—Voting Rights", the number of votes per share of Subsidiary Preferred Stock,
  •
  in the case of the rights described above in the second bullet under "—Liquidation, Dissolution or Winding Up", the amount holders of shares of Subsidiary Preferred Stock are to receive per share in the event of a liquidation, dissolution or winding up of our company, and
  •
  in the case of the rights described above under "—Consolidation, Merger, etc.", the amount of consideration holders of shares of Subsidiary Preferred Stock are to receive per share in the event our company is involved in a transaction in which shares of our common stock are exchanged for or changed into other stock, cash and/or other property, by a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after the distribution of our common stock and the denominator of which is the number of shares of our common stock that were outstanding immediately prior to the distribution of our common stock.

DESCRIPTION OF COMMON STOCK

        Our certificate of incorporation authorizes us to issue up to 6 billion shares of our common stock, par value $1. As of December 31, 2001 there were 3,542,405,744 shares of our common stock outstanding. All shares of AT&T common stock are entitled to participate equally in dividends. Each shareholder has one vote for each share registered in the shareholder's name. All shares of AT&T common stock would rank equally in liquidation, and all shares of AT&T common stock (including the shares of AT&T common stock offered by this prospectus) are fully-paid and non-assessable by us. Holders of shares of AT&T common stock have no preemptive rights.

        We are authorized to issue shares of AT&T common stock under the Shareowner Dividend Reinvestment and Stock Purchase Plan and various employee benefit plans of us and our subsidiaries.

        The rights of the holders of our common stock are subject to the rights that our board of directors may from time to time confer on holders of our preferred stock issued in the future. These rights may adversely affect the rights of holders of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

Fractional Shares of Preferred Stock

        We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest as described in the prospectus supplement, of a share of preferred stock.

Deposit Agreement

        The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to that series. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will include the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

        If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

        Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to preferred stockholders of the relevant series will be made available to depositary shareholders.

Withdrawal of Stock

        Upon surrender of depositary receipts at the depositary's office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related preferred stock series and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related preferred stock series on the basis described in the prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related preferred stock series to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

        The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the prospectus supplement.

Convertibility and Exchangeability

        Shares of a series of preferred stock may be convertible or exchangeable into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Voting

        Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder's depositary shares. The depositary will vote the preferred stock shares underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those preferred stock shares, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

        We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. We or the depositary may terminate a deposit agreement only if:

  •
  we have redeemed or reacquired all outstanding depositary shares relating to the deposit agreement,

  •
  all preferred stock of the relevant series has been withdrawn, or

  •
  there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

        We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Title

        We and each depositary and any of our respective agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See "Legal Ownership and Book-Entry Issuance" below.

Resignation and Removal of Depositary

        A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

  •
  be appointed within 60 days after delivery of the notice of resignation or removal,

  •
  be a bank or trust company having its principal office in the United States, and

  •
  have a combined capital and surplus of at least $50,000,000.

Miscellaneous

        Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. Our obligations and the obligations of each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Warrant Agreements

        Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between us and a bank that we select as warrant agent with respect to such series.

The warrant agent will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. We will file the warrant agreement with respect to each series of warrants with the prospectus supplement relating to that series of warrants.

General

        The prospectus supplement relating to a series of warrants will include the specific terms of the series, as follows:

  •
  The offering price and currency

  •
  The date on which the right to exercise the warrants will commence and the date this right will expire

  •
  If the warrants are not continuously exercisable, the specific date or dates on which they can be exercised

  •
  Whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders

  •
  The terms of the securities which holders of warrants can purchase and the price to be paid to us on such exercise

  •
  If the securities that can be purchased will be issued in bearer form, any restrictions applicable to such a purchase

  •
  If warrants are issued together with a series of securities, the name of such securities, their terms, the number of warrants accompanying each security, and the date the warrants and securities will become separately transferable

  •
  Any special tax implications of the warrants or their exercise

  •
  Any other specific terms of the warrants.

Transfers and Exchanges

        A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying debt securities.

Exercise

        Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date. After this time, unless we have extended it, the unexercised warrants will be void.

        Holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

  •
  Warrant certificates properly completed

  •
  Payment of the exercise price.

        As soon as practicable after such delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

        Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

  •
  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

  •
  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights By Holders of Warrants

        Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

        We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary. See "Legal Ownership and Book-Entry Issuance" below.

DESCRIPTION OF UNITS

        We may issue units comprised of one or more debt securities, shares of preferred stock, shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The prospectus supplement may describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Debt Securities," "Description of Preferred Stock," "Description of Common Stock" and "Description of Warrants," will apply to each unit and to any debt security, preferred stock, common stock or warrant, respectively, included in each unit.

        We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series.

Unit Agreements

        We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the prospectus supplement.

        The following provisions will generally apply to all unit agreements unless otherwise stated in the prospectus supplement.

Enforcement of Rights

        The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

        Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock and warrants.

        Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the prospectus supplement.

Modification Without Consent of Holders

        Unless provided otherwise in an applicable prospectus supplement, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

  •
  to cure any ambiguity;

  •
  to correct or supplement any defective or inconsistent provision; or

  •
  to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

        We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

        Unless provided otherwise in an applicable prospectus supplement, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

  •
  impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right, or

  •
  reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

        Unless provided otherwise in an applicable prospectus supplement, any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

  •
  If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series, or

  •
  If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

        These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

        In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

        No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Title

        We and the unit agents and any of our respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership and Book-Entry Issuance" below.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations. None of us, any trustee, any registrar and transfer agent, any warrant agent, any unit agent or any depositary, or any of their agents, will have any responsibility for any aspect of DTC's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

        Unless otherwise provided in the prospectus supplement, the debt securities, preferred stock, warrants or units of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the depositary or its nominee identified in the prospectus supplement relating to that series. The depositary will be DTC, unless otherwise indicated in the applicable prospectus supplement for a series. Book-entry securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual securities that it represents, a book-entry security may not be transferred except as a whole to a nominee of the depositary or to a successor depositary or any nominee of the successor.

        DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. No fees or costs of DTC will be charged to you.

        Purchases of book-entry securities within the DTC system must be made by or through direct participants, which will receive a credit for the book-entry securities on DTC's records. The beneficial ownership interest of each actual purchaser of each book-entry security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased book-entry securities. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry securities, except in the event that use of the book-entry system is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        To facilitate subsequent transfers, all book-entry securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry securities; DTC's records reflect only the identity of the direct participants to whose accounts such book-entry securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        We expect that conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. as the registered holder of the book-entry securities.

        Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        As long as the book-entry securities are held by DTC or its nominee and DTC continues to make its same-day funds settlement system available to us, all payments on the book-entry securities will be made by us in immediately available funds to DTC. We have been advised that DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment on book-entry securities to DTC is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        Unless otherwise provided in the applicable prospectus supplement, a global security will be exchangeable for definitive securities registered in the names of persons other than DTC or its nominee only if:

  •
  DTC provides reasonable notice to us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under Exchange Act when it is required to be so registered;

  •
  we execute and deliver to the relevant registrar, transfer agent, trustee, depositary, warrant agent and/or unit agent an order complying with the requirements of our restated certificate of incorporation and by-laws or the relevant indenture, deposit agreement, warrant agreement and/or unit agreement that this global security shall be so exchangeable; or

  •
  there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to those debt securities.

        Under those circumstances and unless provided otherwise in the applicable prospectus supplement, if we do not appoint a successor depositary within 90 days, we will issue individual definitive securities in exchange for all the global securities representing the debt securities, preferred stock, warrants or units. In addition, we may at any time and in our sole discretion determine not to have the debt securities, preferred stock, warrants or units represented by global securities and, in that event, will issue individual definitive securities in exchange for all the global securities representing them. Individual definitive debt securities so issued will be issued in denominations of $1,000 and any larger amount that is an integral multiple of $1,000 and registered in such names as DTC shall direct. Individual preferred securities will be issued in whole shares and registered in such names as DTC shall direct. DTC will generally not be required to notify its participants of the availability of definitive securities.

        Except as described above, a global security may not be transferred except as a whole to DTC or another nominee of DTC, or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security unless the beneficial interest is in an amount equal to an authorized denomination for those securities.

PLAN OF DISTRIBUTION

        We may sell the offered securities (a) through underwriters or dealers; (b) through agents; or (c) directly to one or more purchasers.

Sale Through Underwriters

        If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

        We may sell offered securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

        We also may sell offered securities directly. In this case, no underwriters or agents would be involved.

Delayed Delivery Contracts

        We may authorize underwriters or agents to solicit offers by certain institutions to purchase offered securities pursuant to delayed delivery contracts, with the following features:

  •
  The contracts provide for purchase of the securities at the public offering price but at a specified later date

  •
  Purchase of securities at the closing of such contracts is conditioned solely on the purchase being permissible under laws applicable to the purchasing institution

  •
  The contracts and purchasing institutions are subject to our approval

  •
  We will pay disclosed commissions to underwriters or agents if we accept any contract.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933. Any discount or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Act. We may also have agreements to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

        Legal matters relating to the securities offered hereby will be passed upon for us by Robert S. Feit, Chief Counsel—Corporate and Financial Matters of AT&T and for any underwriters by Davis Polk & Wardwell. As of December 31, 2001, Robert S. Feit owned approximately 3900 shares of AT&T common stock, and had options to purchase additional shares of AT&T common stock.

EXPERTS

        The audited financial statements incorporated in this Registration Statement on Amendment No. 1 to Form S-3 by reference to AT&T's Current Report on Form 8-K, filed on September 24, 2001, except as they relate to Liberty Media Group, have been audited by PricewaterhouseCoopers LLP, independent accountants (and insofar as they relate to Liberty Media Group, by KPMG LLP, independent accountants), whose reports thereon are incorporated by reference. Such financial statements have been incorporated by reference in reliance on the reports of such independent accountants, given on the authority of such firms as experts in auditing and accounting.

        The combined financial statements of AT&T Wireless Group incorporated in this Registration Statement on Amendment No. 1 to Form S-3 by reference to AT&T's Annual Report on Form 10-K, filed on April 2, 2001 (as amended April 17, 2001), and the Current Report on From 8-K, filed on March 29, 2001 (as amended on April 11, 2001) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined balance sheets of Liberty Media Group ("New Liberty or Successor") as of December 31, 2000 and 1999, and the related combined statements of operations and comprehensive earnings, net attributed assets, and cash flows for the year ended December 31, 2000 and for the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 and for the year ended December 31, 1998 (Predecessor periods) which appear as an exhibit to the Annual Report on Form 10-K/A, dated April 17, 2001, of AT&T, have been incorporated by reference herein in reliance upon the report, dated February 26, 2001, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The KPMG LLP report dated February 26, 2001 refers to the fact that the financial statements should be read in conjunction with the consolidated financial statements of AT&T.

        In addition, the KPMG LLP report contains an explanatory paragraph that states that, effective March 9, 1999, AT&T, the owner of the assets comprising New Liberty, acquired Tele-Communications, Inc., the owner of the assets comprising Old Liberty, in a business combination accounted for as a purchase. As a result of the acquisition, the combined financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.

        The consolidated balance sheets of Tele-Communications, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which appear in the Current Report on Form 8-K, dated March 28, 2001, of AT&T have been incorporated by reference herein in reliance upon the report dated March 9, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated balance sheets of MediaOne Group, Inc. as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareowners' equity and cash flows for each of the three years in the period ended December 31, 1999, filed in AT&T's Form 8-K dated March 28, 2001, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

GLOSSARY

        We have used the following definitions in describing the restrictive covenants that we have agreed to in the indenture. We describe these restrictive covenants in this prospectus under Description of

Debt Securities. You can also find the precise legal definitions of these terms in Section 1.01 of the indenture.

        "Secured Indebtedness" means:

  •
  indebtedness of AT&T or any Restricted Subsidiary secured by any lien upon any Principal Property or the stock or indebtedness of a Restricted Subsidiary or

  •
  any conditional sale or other title retention agreement covering any Principal Property or Restricted Subsidiary but does not include any indebtedness secured by any lien or any conditional sale or other title retention agreement:

  •
  outstanding on April 1, 1986

  •
  incurred or entered into after April 1, 1986 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction

  •
  on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition of the property, stock or indebtedness

  •
  owing to AT&T or any other Restricted Subsidiary

  •
  existing at the time a corporation becomes a Restricted Subsidiary

  •
  incurred to finance the acquisition or construction of property in favor of any country or any of its political subdivisions and

  •
  replacing, extending or renewing any such indebtedness (to the extent such indebtedness is not increased).

        "Principal Property" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by AT&T or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to AT&T or a Restricted Subsidiary, located within the United States and having an acquisition cost plus capitalized improvements in excess of .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to AT&T and its Restricted Subsidiaries taken as a whole, or in which the interest of AT&T and all its subsidiaries does not exceed 50%.

        "Consolidated Net Tangible Assets" means the total assets of AT&T and its subsidiaries, less current liabilities and certain intangible assets (other than product development costs).

        "Restricted Subsidiary" means any subsidiary of AT&T which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of AT&T and all its subsidiaries exceeds .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing subsidiaries and subsidiaries formed or acquired after April 1, 1986 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of AT&T or any Restricted Subsidiary. In addition, the Board of Directors of AT&T may designate any other subsidiary as a Restricted Subsidiary.

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PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 26, 2002 200,000,000 Shares
Common Stock
Credit Suisse First Boston Goldman, Sachs & Co. JPMorgan Salomon Smith Barney
Table of Contents
ABOUT THIS PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION
AT&T Corp. 295 North Maple Avenue Basking Ridge, New Jersey, 07920 Tel: (800) 257-7865 Attn: Corporate Secretary's Department
SUMMARY
AT&T Corp.
Selected Financial Data of AT&T Corp. and Subsidiaries
AT&T Selected Pro Forma Financial Data
SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (Unaudited) (in Millions, Except Per Share Amounts)
AT&T Comcast Selected Pro Forma Financial Data
SUMMARY PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION (Unaudited) (in Millions, Except Per Share Amounts)
THE OFFERING
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
PRICE RANGE AND DIVIDENDS FOR AT&T COMMON STOCK
CAPITALIZATION OF AT&T
DESCRIPTION OF BUSINESS AT&T Corp.
AT&T Business Services Group
AT&T Consumer Services Group
AT&T Broadband Group
Recent Developments
AT&T Comcast Transaction
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
EXPERTS
  PROSPECTUS
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
AT&T Corp. 32 Avenue of the Americas New York, New York 10013-2412 Tel: (212) 387-5400 Attn: Office of the Corporate Secretary
FORWARD-LOOKING STATEMENTS
ABOUT THIS PROSPECTUS
ABOUT AT&T CORP.
RECENT DEVELOPMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF UNITS
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
GLOSSARY